                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 19, 2000



                   Continental Information Systems Corporation
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       New York                    0-25104             16-0956508
---------------------------   -------------------  ---------------------
(State or Other Jurisdiction      (Commission        (I.R.S. Employer
 of Incorporation)                File Number)       Identification No.)



     Broadway Atrium, 45 Broadway, Suite 1105, New York, New York 10006-6700
    --------------------------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (212) 771-1000
                                                          ----------------


                                 Not Applicable
              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

     As previously reported in the filings of Continental Information Systems Corporation (the "Company"), the Company's Airgroup subsidiary, CIS Air Corporation, has three actions pending against Eastwind Airlines, a lessee of aircraft and engines, and its parent UM Holding, Inc. The main action is an involuntary bankruptcy petition brought in the Bankruptcy Court in Delaware against Eastwind Airlines by CIS Air and two other petitioning creditors. Subsequently, three other creditors joined the petition. The petitioning creditors' claims amounted to in excess of $7 million. The Company also has an action pending against AeroTurbine, Inc. in North Carolina state court.

     On September 19, 2000, the Company and the other petitioning creditors reached a settlement agreement with Eastwind Airlines and UM Holding, Inc. The material provisions of the final agreement will result (i) in the Company and the other petitioning creditors receiving consideration worth $4 million in a package that includes $3 million in cash and a $1 million, 1-year unsecured note; (ii) the dismissal of CIS Air's lawsuit against AeroTurbine and AeroTurbine's dismissal of its counterclaims; and (iii) cross-releases by Eastwind and JetStream L.P., an entity managed by CIS Air, in exchange for engine parts to be received by CIS Air. The agreement and receipt of the above consideration is subject to, among other things, the entry of a final non-appealable order of the Bankruptcy Court dismissing the pending actions that arise out of or relate to the operation of Eastwind Airlines.

     This Current Report on Form 8-K includes "forward-looking statements", within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that the Company expects or anticipates will occur in the future, such as those set forth above. The actual results may differ significantly from those currently anticipated. Among the factors that could cause actual results to differ materially are risk factors described from time to time in the Company's reports filed with the SEC, as well as the inability of the Company to complete satisfactorily the above-described settlement provisions, and the failure of the Bankruptcy Court to approve any agreed-upon settlement. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company undertakes no obligation to update any of the forward-looking statements contained in this statement.

     Please refer to the Company's 2000 Annual Report on Form 10-K and its other filings with the SEC for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.

                                            2


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CONTINENTAL INFORMATION SYSTEMS CORPORATION


                                 By:  /s/ Jonah M. Meer
                                    ------------------------------
                                      Jonah M. Meer
                                      Chief Operating Officer


Dated:  September 21, 2000